Exhibit 23.17

CONSENT OF EXPERT

June 16, 2025

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

I, Richard Kiel, do hereby consent to the filing of the written disclosure regarding:

(a)	The quotation, inclusion or summary of those portions prepared by me of the Technical Report, Skouries Project, Greece, effective January 22, 2022; and

(b)	The use of my name in the Registration Statement being filed by Eldorado Gold Corporation (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) on Form S-8 of the Company incorporating by reference the Company’s Annual Report on Form 40-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025.

/s/ Richard Kiel
Richard Kiel, P.E.